                                                                       EXHIBIT 4



                         WRITTEN CONSENT OF THE MAJORITY
                         OF THE HOLDERS OF COMMON STOCK
                         AND SERIES F PREFERRED STOCK OF
                        AEGIS COMMUNICATIONS GROUP, INC.

         The undersigned stockholders of Aegis Communications Group, Inc., a Delaware corporation (the "Company"), who together hold shares having more than the minimum number of votes that would be necessary to take the actions described herein at a meeting at which the holders of all shares entitled to vote on the action were present and voted, hereby execute this consent pursuant to Section 228 of the Delaware General Corporation Law for the purpose of acting upon proposals to adopt such resolutions:

I. AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         WHEREAS, in connection with that certain Note and Warrant Purchase Agreement (the "Agreement") dated November 5, 2003, by and among the Company, Deutsche Bank AG--London acting through DB Advisors, LLC as investment advisor ("DB") and Essar Global Limited ("Essar," and together with DB, the "Purchasers"), it is in the best interests of the Company to amend the Amended and Restated Certificate of Incorporation dated August 16, 1999, as amended by the Certificate of Amendment dated December 10, 1999 (together, the "Certificate of Incorporation") to increase the number of shares of the Company's Common Stock, $0.01 par value (the "Common Stock") authorized for issuance from an aggregate of 200,000,000 shares to an aggregate of 800,000,000 shares of Common Stock.

         WHEREAS, the Board of Directors of the Company, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and directing that said amendments be submitted to the stockholders of the Company for their consideration.

         NOW THEREFORE BE IT RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt an increase in the number of shares of Common Stock authorized for issuance pursuant to the Certificate of Incorporation to an aggregate of 800,000,000 shares of Common Stock.

         RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt Certificate of Amendment No. 2 to the Certificate of Incorporation as set forth in Exhibit A to effectuate such increase and authorize the officers of the Company to file Amendment No. 2 to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

         RESOLVED, that all actions of the Board of Directors and officers of the Company previously taken on behalf of the Company to effectuate the adoption of Certificate of Amendment No. 2 to the Certificate of Incorporation are hereby ratified and approved.

II.      APPROVAL OF TRANSACTION BY HOLDERS OF SERIES F PREFERRED STOCK

         WHEREAS, pursuant to the Series F Preferred Stock Certificate of Designation, the holders of the Series F Preferred Stock have the right to approve the transactions contemplated by the Agreement.

         WHEREAS, the Board of Directors of the Company, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the Company to enter into and consummate the transactions contemplated by the Agreement, declaring same to be advisable, and directing that the Agreement and the transactions contemplated thereby be submitted to the holders of the shares of Series F Preferred Stock of the Company for their consideration.

         NOW THEREFORE BE IT RESOLVED, that the undersigned holders of the Series F Preferred Stock of the Company hereby authorize, approve and adopt the Company's entry into and consummation of the transactions contemplated by the Agreement.

III.     AMENDMENT OF SERIES F CERTIFICATE OF DESIGNATION

         WHEREAS, in connection with the Agreement, it is in the best interests of the Company to amend the Series F Preferred Stock Certificate of Designation dated December 10, 1999 (the "Series F Certificate of Designation") to adjust the conversion rate of the shares of Series F Preferred Stock such that, following such amendment, the outstanding 23,375 shares of Series F Preferred Stock will be convertible into 46,910,503 shares of Common Stock of the Company, and shall be converted into such shares on the Subsequent Closing Date (as defined in the Agreement) subject to the completion and effectiveness of the Thayer Condition (as defined in the Agreement), and to remove certain conversion adjustment and antidilution protections from the Series F Certificate of Designation.

         WHEREAS, the Board of Directors of the Company, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the proposed amendments to the Series F Certificate of Designation, declaring said amendments to be advisable, and directing that said amendments be submitted to the holders of the requisite shares of Common Stock and Series F Preferred Stock of the Company for their consideration.

         NOW THEREFORE BE IT RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt amendments to the Series F Certificate of Designation to adjust the conversion rate of the shares of Series F Preferred Stock such that, following such amendment, the outstanding 23,375 shares of Series F Preferred Stock will be convertible into 46,910,503 shares of Common Stock of the Company, and shall be converted into such shares on the Subsequent Closing Date (as defined in the Agreement) subject to the completion and effectiveness of the Thayer Condition (as defined in the Agreement), and to remove certain conversion adjustment and antidilution protections from the Series F Certificate of Designation.

         RESOLVED, that the undersigned stockholders of the Company hereby authorize, approve and adopt the Certificate of Amendment to the Series F Preferred Stock Certificate of

Designation as set forth in Exhibit B to effectuate the proposed amendments and authorize the officers of the Company to file the Certificate of Amendment with the Secretary of State of the State of Delaware.

         RESOLVED, that all actions of the Board of Directors and officers of the Company previously taken on behalf of the Company to effectuate the adoption of the Certificate of Amendment are hereby ratified and approved.

IV.      NOTICE TO STOCKHOLDERS

         WHEREAS, the undersigned wish to provide notice of the actions taken herein to the stockholders of the Company in accordance with Section 228(e) of the Delaware General Corporation Law and Regulation 14C of the Securities Exchange Act of 1934.

         NOW THEREFORE BE IT RESOLVED, that an information statement meeting the requirements of Section 228(e) of the Delaware General Corporation Law and Regulation 14C of the Securities Exchange Act of 1934 be delivered to all stockholders of the Company, and the Company's officers are authorized and directed to cause such notice to be delivered promptly to the stockholders.

V.       GENERAL

         RESOLVED, that the Board of Directors and officers of the Company are hereby authorized and directed, on behalf of the Company, to do all things that such directors or officers may deem to be necessary or desirable to effect the purposes and intent of the foregoing resolutions.

         Executed as of November 5, 2003.


                          QUESTOR PARTNERS FUND II, L.P.

                             By Questor General Partner II, L.P.,
                                 its General Partner

                                 By: Questor Principals II, Inc.,
                                     its General Partner

                          By:  /s/ Dean Anderson
                             ---------------------------------------
                          Name:    Dean Anderson
                               -------------------------------------
                          Title:   Managing Director
                                ------------------------------------
                          Date:    11-4-03
                               -------------------------------------

                          QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.

                          By: Questor Principals II, Inc.,
                               its General Partner


                          By:  /s/ Dean Anderson
                             -----------------------------------------
                          Name:    Dean Anderson
                               ---------------------------------------
                          Title:   Managing Director
                                --------------------------------------
                          Date:    11-4-03
                               ---------------------------------------



                          QUESTOR SIDE-BY-SIDE
                          PARTNERS II 3(C)(1), L.P.

                          By: Questor Principals II, Inc.,
                               its General Partner


                          By:  /s/ Dean Anderson
                             -----------------------------------------
                          Name:    Dean Anderson
                               ---------------------------------------
                          Title:   Managing Director
                                --------------------------------------
                          Date:    11-4-03
                               ---------------------------------------



                          TC CO-INVESTORS, LLC

                          By TC Management Partners, LLC
                                 its General Partner



                          By:  /s/ Christopher M. Temple
                             ------------------------------
                          Name:  Christopher M. Temple
                               ----------------------------
                          Title:  An Authorized Officer
                                ---------------------------
                          Date:
                                ---------------------------

                          THAYER EQUITY INVESTORS III, L.P.

                          By: TC Equity Partners, LLC,
                               its General Partner



                          By:  /s/ Christopher M. Temple
                             ------------------------------
                          Name:  Christopher M. Temple
                               ----------------------------
                          Title:   An Authorized Officer
                                ---------------------------
                          Date:
                               ----------------------------

                                    EXHIBIT A

                      CERTIFICATE OF AMENDMENT NO. 2 TO THE
                         CERTIFICATE OF INCORPORATION OF
                        AEGIS COMMUNICATIONS GROUP, INC.

         Aegis Communications Group, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: that the Board of Directors of the Corporation, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and directing that said amendments be submitted to the stockholders of said corporation for their consideration. In applicable part, the resolutions authorizing the amendments are as follows:

                  "RESOLVED, that the amendment of the Company's Certificate of Incorporation to increase the Company's authorized capital stock to 802,000,000 shares, comprised of 2,000,000 shares of preferred stock and 800,000,000 shares of common stock shall, through a Certificate of Amendment No. 2 to the Amended and Restated Certificate of Incorporation, be and it hereby is approved and adopted;

                  RESOLVED, that the amendment to the Certificate of Incorporation described above be submitted for approval to the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such action and that the officers of the Company, or any one of them, are hereby authorized and directed, in the name and on behalf of the Company, to do or cause to be done all such acts as they may deem necessary or advisable in connection with the preparation, execution and filing with the Securities and Exchange Commission of the Information Statement, and thereafter the dissemination of the Information Statement to the stockholders who have not consented in writing; and that all such acts of such officers that are in accordance with the purposes and intent of this resolution, are hereby adopted, ratified and confirmed as the valid acts of the Company;

                  RESOLVED, that each of the officers of the Company is hereby authorized, empowered and directed to execute, verify, acknowledge, certify, deliver and file such other agreements, instruments, documents, and certificates, to attach to these resolutions such additional resolutions, and to take or cause to be taken such other actions as may be necessary, desirable, or appropriate to effect the purposes and intentions of the foregoing resolutions."

         SECOND: that the amendment of the Certificate of Incorporation, which would strike in its entirety the first paragraph of Article Fourth of the Certificate of Incorporation of the Corporation and insert in its place a new first paragraph of Article Fourth, is as follows:

         "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be 802,000,000 shares, consisting of (a) 800,000,000 shares of common stock, $.01 par value per share ("Common Stock"), and (b) 2,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock")."

         THIRD: that thereafter, stockholders of said Corporation holding the necessary number of shares as required by statute, duly adopted and approved said amendments in a written consent executed in accordance with Section 228 of the Delaware General Corporation Law.

         FOURTH: that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.


         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Certificate of Amendment to be executed and filed on this ___ day of ____________, 2003.



                            AEGIS COMMUNICATIONS GROUP, INC.,
                            a Delaware corporation


                            By:
                               ------------------------------------------------
                               Herman M. Schwarz
                               President and Chief Executive Officer

                                   EXHIBIT B

                    CERTIFICATE OF AMENDMENT TO THE SERIES F
                 PREFERRED STOCK CERTIFICATE OF DESIGNATION OF
                        AEGIS COMMUNICATIONS GROUP, INC.

         Aegis Communications Group, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY:

         FIRST: that the Board of Directors of the Corporation, at a special meeting of the Board of Directors called for such purpose, duly adopted resolutions by unanimous vote authorizing the proposed amendments to the Series F Preferred Stock Certificate of Designation, declaring said amendment to be advisable, and directing that said amendments be submitted to the stockholders of the Corporation for their consideration. In applicable part, the resolutions authorizing the amendments are as follows:

                  "RESOLVED, that the amendment of the Company's Series F Preferred Stock Certificate of Designation to adjust the conversion rate of the shares of Series F Preferred Stock such that, following such amendment, the outstanding 23,375 shares of Series F Preferred Stock, which will constitute all of the remaining outstanding shares of Series F Preferred Stock, will be convertible into 46,910,503 shares of Common Stock, and shall be converted into such shares on the Subsequent Closing Date, subject to the completion and effectiveness of the Thayer Condition, shall, through a Certificate of Amendment to the Series F Preferred Stock Certificate of Designation, be and it hereby is approved and adopted;

                  RESOLVED, that the amendment of the Company's Series F Preferred Stock Certificate of Designation to remove subsections 7(d) and 7(g) from the Series F Preferred Stock Certificate of Designation be and it hereby is approved and adopted;

                  RESOLVED, that the amendments to the Series F Certificate of Designation described above be submitted for approval to the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to authorize or take such actions;

                  RESOLVED, that each of the officers of the Company is hereby authorized, empowered and directed to execute, verify, acknowledge, certify, deliver and file such other agreements, instruments, documents, and certificates, to attach to these resolutions such additional resolutions, and to take or cause to be taken such other actions as may be necessary, desirable, or appropriate to effect the purposes and intentions of the foregoing resolutions."

         SECOND: that the amendment of the Series F Certificate of Designation would add the following definitions:

         "Note and Warrant Purchase Agreement" means that certain Note and Warrant Purchase Agreement by and among the Corporation, Deutsche Bank AG--London acting through DB Advisors, LLC as investment advisor and Essar Global Limited, dated as of November 5, 2003.

         "Subsequent Closing Date" has the meaning provided in the Note and Warrant Purchase Agreement.

         THIRD: that the amendment of the Series F Certificate of Designation would strike in its entirety Section 7(b) and insert in its place a new Section 7(b), as follows:

         (b) Conversion Rate. The 23,375 outstanding shares of Series F Preferred Stock will be convertible into 46,910,503 shares of Common Stock of the Company, and shall be converted into such shares on the Subsequent Closing Date (as defined in the Note and Warrant Purchase Agreement) subject to the completion and effectiveness of the Thayer Condition (as defined in the Note and Warrant Purchase Agreement).

         FOURTH: that the amendment of the Series F Certificate of Designation would strike in their entirety subsections 7(d) and 7(g) of the Series F Certificate of Designation and would replace each subsection with "[intentionally omitted]."

         FIFTH: that thereafter, stockholders of said Corporation holding the necessary number of shares as required by statute, duly adopted and approved said amendments in a written consent executed in accordance with Section 228 of the Delaware General Corporation Law.

         SIXTH: that said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.


         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Certificate of Amendment to be executed and filed on this ___ day of ____________, 2003.



                              AEGIS COMMUNICATIONS GROUP, INC.,
                              a Delaware corporation


                              By:
                                 -----------------------------------------------
                                 Herman M. Schwarz
                                 President and Chief Executive Officer